Exhibit 99.1

Report of Independent Registered Public Accounting Firm

Legacy Reserves, LP
Midland, Texas

We have audited the accompanying statement of revenues and direct operating expenses of the oil and natural gas properties (the “Ameristate Properties”), as defined in Note 1, acquired on May 1, 2007 by Legacy Reserves  LP (the "Company") for the year ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Ameristate Properties are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal controls over financial reporting associated with the Ameristate Properties. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the results of operations of the Ameristate Properties.

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Ameristate Properties for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  BDO Seidman, LLP

Houston, Texas
June 29, 2007

AMERISTATE PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OIL AND NATURAL GAS PROPERTIES ACQUIRED FROM
AMERISTATE EXPLORATION, LLC

	Year Ended
	December 31,	Three months ended March 31,
	2006	2006	2007
		(Unaudited)
Revenues - oil and natural gas sales	$1,605,208	$495,629	$372,628

Direct operating expenses:
Production and other taxes	151,469	44,805	33,249
Lease operating expenses	282,689	66,819	67,021
Total direct operating expenses	434,158	111,624	100,270

Revenues in excess of direct operating expenses	$1,171,050	$384,005	$272,358

See accompanying notes to statements of revenues and direct operating expenses.

AMERISTATE PROPERTIES
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(1) Basis of Presentation

The accompanying financial statements present the revenues and direct operating expenses of the oil and natural gas properties (the ‘‘Ameristate Properties’’) acquired by Legacy Reserves Operating LP, the wholly owned subsidiary of Legacy Reserves LP ("Legacy" or the "Company"), from Ameristate Exploration, LLC (‘‘Ameristate’’), for the period January 1, 2006 through March 31, 2007. The Ameristate Properties were purchased by the Company on May 1, 2007, for $5.5 million. The net adjusted cash purchase price was $5.2 million prior to post-closing adjustments to be made within 90 days of closing. The Ameristate Properties consist primarily of working interests in 39 producing wells located in Lea and Eddy counties in southeast New Mexico.

The accompanying statements of revenues and direct operating expenses of the Ameristate Properties do not include indirect general and administrative expenses, interest expense, depreciation, depletion and amortization, or any provision for income taxes. Management of the Company believes historical expenses of this nature incurred by Ameristate in the properties are not indicative of the costs to be incurred by the Company.

Revenues in the accompanying statements of revenues and direct operating expenses are recognized based on Ameristate Properties’ share of any given period’s production multiplied times the contract price received for the period. The direct operating expenses are recognized on the accrual basis and consist of the direct costs of operating the Ameristate Properties including production taxes, lifting costs, gathering, well repair and well workover costs. Direct costs also include administrative overhead fees charged by third party operators, but do not include general corporate overhead.

Historical financial information reflecting financial position, results of operations, and cash flows of the Ameristate Properties is not presented because it would be impractical and costly to obtain since such financial information was not historically prepared by Ameristate. Other assets acquired and liabilities assumed were not material. In addition, the Ameristate Properties were a part of a larger enterprise prior to the acquisition by the Company, and representative amounts of indirect general and administrative expenses, depreciation, depletion and amortization, interest and other indirect costs were not necessarily allocated to the Ameristate Properties acquired, nor would such allocated historical costs be relevant to future operations of the Ameristate Properties. The historical statements of revenues and direct operating expenses of Ameristate’s interest in the Ameristate Properties are presented in order to substantially comply with the rules and regulations of the Securities and Exchange Commission for businesses acquired.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The statements of revenues and direct operating expenses of the Ameristate Properties for the three months ended March 31, 2006 and 2007 are unaudited. In the opinion of Legacy’s management, such statements include the adjustments and accruals which are necessary for a fair presentation of results for the Ameristate Properties. These interim results are not necessarily indicative of results for a full year.

AMERISTATE PROPERTIES
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(continued)

(2) Supplemental Financial Information for Oil and Natural Gas Producing Activities (Unaudited)

The following reserve estimates have been prepared by the Company’s internal petroleum engineer, as of December 31, 2005 and 2006. These reserve estimates have been prepared in compliance with the Securities and Exchange Commission rules based on year-end prices for oil and natural gas with appropriate adjustments by property for location, quality, gathering and marketing adjustments.

(a)  Reserve Quantity Information

Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrates with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

Below are the net quantities of total proved reserves and proved developed reserves of the Ameristate Properties. An analysis of the change in estimated quantities of reserves, all of which are located within the United States, is presented below.

		Natural
	Oil	Gas
	(MBbls)	(MMcf)
Proved Reserves:
Balance, December 31, 2005	55	1,462
Revisions of previous estimates and improved recovery	7	(12)
Production	(7)	(192)

Balance, December 31, 2006	55	1,258

Proved Developed Reserves:
December 31, 2005	51	1,330
December 31, 2006	51	1,126

(b)  Standardized Measure of Discounted Future Net Cash Flows Relating to Oil and Natural Gas Reserves

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves (Standardized Measure) is a disclosure requirement under Statement of Financial Accounting Standards No. 69. The standardized measure does not purport to be, nor should it be interpreted to present, the fair market value of the proved oil and natural gas reserves of the Ameristate Properties. An estimate of fair market value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions. The estimates of future cash flows and future production and development costs are based on period-end sales prices for oil and natural gas, estimated future production of proved reserves and estimated future production and development costs of proved reserves, based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%. No deduction has been made for general and administrative expenses, interest expense, depreciation, depletion and amortization or for federal or state income taxes.

AMERISTATE PROPERTIES
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(continued)

The standardized measure (before income taxes) relating to proved oil and natural gas reserves are presented below:

December 31,
2006
(in thousands)
Future production revenues	$10,186
Future costs:
Production	(3,306)
Development	(959)

Future net cash flows before income taxes	5,921
10% annual discount for estimated timing of cash flows	(2,348)

Standardized measure of discounted net cash flows	$3,573

The standardized measure is based on the following oil and natural gas price realized over the life of the properties at the wellhead as of the following dates:

December 31,
2006

Oil (per Bbl)	$ 56.95
Natural gas (per MMBtu)	$ 5.62

Changes in the standardized measure (before income taxes) relating to proved oil and natural gas reserves is as follows:

Year Ended
December 31,
2006
(in thousands)
Increase (decrease):

Sales, net of production costs	$(1,171)
Net change in sales prices, net of production costs	(2,539)
Changes in estimated future development costs	(89)
Revisions of previous estimates and improved recovery	78
Previously estimated development costs incurred	100
Other	(615)
Accretion of discount	701

Net decrease	(3,535)

Standardized measure of discounted future net cash flows:
Beginning of year	7,108

End of year	$3,573

AMERISTATE PROPERTIES
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(continued)

Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations, reservoir behavior, equipment condition and other matters. Actual quantities of oil and natural gas produced in the future may differ materially from the amounts estimated.